SCHEDULE "D"

                                     to the
                          Information Circular for the
                           Annual and Special Meeting
                               of Shareholders of
                        SOCK FIBERGLASS (CANADA) LIMITED

                                  BY-LAW NO. 1


                       A by-law relating generally to the
                   transaction of the business and affairs of
                        SOCK FIBERGLASS (CANADA) LIMITED
                 (hereinafter referred to as the "Corporation")


                                    CONTENTS

One                          Interpretation
Two                          Business  of  the  Corporation
Three                        Directors
Four                         Committees
Five                         Officers
Six                          Standard  of  Care  and  Protection  of
                                  Directors  and  Officers
Seven                        Securities
Eight                        Dividends  and  Rights
Nine                         Shareholders
Ten                          Notices
Eleven                       Effective  Date

BE  IT  ENACTED  as  a  by-law  of  the  Corporation  as  follows:

                                   SECTION ONE
                                 INTERPRETATION

1.01 Definitions - in this by-law and all other by-laws and special resolutions of the corporation, unless the context otherwise requires:
"Act" means the Business Corporations Act, 1982 (Ontario) or any statute that may be substituted therefor, as from time to time amended;

"articles" means the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of arrangement, articles of continuance, articles of dissolution, articles of reorganization, articles of revival, letters patent, supplementary letters patent, a special Act and any other instrument by which the Corporation is incorporated;

"board"  means  the  board  of  directors  of  the  Corporation:
"by-laws: means this by-law and all other by-laws of the Corporation made in accordance with the Act form time to time in force and effect;

"non-business day" means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Ontario);

"meeting of shareholders: includes a meeting of any class or classes of shareholders;

"recorded address" means, in the case of a shareholder, his address as recorded in the securities register and, in the case of director, in the register of directors, and in the case of an officer, an auditor or a member of a committee of the board, his address as recorded in the records of the Corporation;

"registered office" means the office of the Corporation located at the address specified in its articles or in the notice most recently filed by the Corporation pursuant to the Act;

"signing officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporations by paragraph 2.02 of this by-law or by a resolution passed pursuant thereto;

save as aforesaid, words and expressions defined in the Act have the same meanings when used herein; and words importing the singular number include the plural and vice versa; words importing the masculine gender include individual, sole proprietorships, partnerships, unincorporated associations unincorporated syndicates, unincorporated organizations, trusts, bodies corporate and natural persons in their capacities as trustees, executors, administrators or legal representatives.

                                   SECTION TWO
                           BUSINESS OF THE CORPORATION

2.01
Registered Office - The directors may form time to time by resolution change the location of the registered office of the Corporation within the municipality or geographic township in Ontario fixed at the date hereof or as may be designated from time to time in the articles of the Corporation.

2.02
Execution of Instruments - Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by any two (2) of the officers or directors of the corporation. In addition, the board may from time to time direct by resolution the manner i which and the person or persons by whom any particular instrument or class of instruments may or shall by signed. Any signing officer may affix the corporate seal thereto.

2.03
Banking Arrangements - The banking business of the Corporation shall be transacted with such banks, trust companies or person as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe or authorize.

2.04
Voting Rights in Other Bodies Corporate - The signing officers of the Corporation may execute and deliver instruments of proxy and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates of other evidence shall be in favour of such person or persons as may be determined by the officers signing or arranging for them. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

2.05
Financial Year - Until changed by resolution of the board, the financial year of the Corporation shall end on the 31st day of December in each year.

                                  SECTION THREE
                                    DIRECTORS

3.01
Number of Directors and Quorum - Subject to the articles of the Corporation, the number of directors of the Corporation shall be that number of directors in offices at the date hereof or as specified from time to time in the articles or shall be that number of directors as determined from time to time by a special resolution or, if so empowered pursuant to a special resolution, by the board, within the minimum and maximum number as permitted by the articles of the Corporation. In no case shall the minimum number of directors be fewer than three directors, of whom at least one-third, shall not be officers or employees of the Corporation or any affiliate. Two-fifths of the number of directors of minimum number of directors required by the articles shall constitute a quorum at any meeting of the directors. Notwithstanding vacancies, the remaining directors may exercise all the powers of the board so long as a quorum of the board remains in office.

3.02
Qualification - Each director shall be eighteen (18) or more years of age and shall be an individual as defined by the Act. Not person who is of unsound mind and has been so found by a court in Canada or elsewhere or who has the status of a bankrupt shall be a director. If a director acquires the status of a bankrupt or becomes of unsound mind and is so found, he shall thereupon cease to be director.

3.03
Election and Term - The directors shall be elected yearly to hold office until the next annual meeting of the shareholder so the Corporation or until their successors shall have been duly elected. The whole board shall be elected at each annual meeting and all the directors holding offices immediately prior to such annual meeting shall cease to hold office at the end of the annual meeting unless re-elected.

3.04
Removal of Directors - The shareholders, by resolution passed by a majority of the votes cast thereon at a meeting of shareholders called for that purpose, may remove any director before the expiration of his term of office and may elect any person in his stead for the remainder of his term.

3.05
Vacancies - Subject to the provisions of the Act where the articles of the Corporation provide for a maximum and minimum number of directors, vacancies on the board may be filled for the remainder of the term of office by qualified individuals by the remaining directors if they constitute a quorum. If there is not a quorum of directors or if a vacancy results from a failure to elect the number of directors required to be elected at a meeting of shareholders, then the directors then in office shall forthwith call a special meeting of the shareholders to fill the vacancy and, if hey fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

3.06
Action by the Board - The board shall manage or supervise the management of the business and affairs of the Corporation. The board shall not transact any business at a meeting of directors unless a majority of directors present are resident Canadians or unless the Corporation is a non-resident corporation as defined by the Act. The powers of the board may be exercised by a meeting at which a quorum of directors is present or by by-law or resolution consented to by the signatures of all the directors then in office if constituting a quorum. Where there is a vacancy or vacancies in the board, the remaining directors may exercise all the powers of the board so long as a quorum remains in office.

3.07
Place of Meetings - Meetings of the board may be held at any place within or outside Ontario.

3.08
Calling of Meetings - Meetings of the board shall be held from time to time at such place, at such time and on such day as the board, the chairman of the board, the president of a vice-president or any one director may determine. Notice of the time and place of every meeting so called shall be given in the manner provided in SECTION TEN to each director (a) not less than 48 hours before the time when the meeting is to be held if the notice is mailed, or (b) not less than 24 hours before the time when the meeting is to be held if the notice is given personally or is delivered or is sent by any means of transmitted or recorded communication; provided that no notice of a meeting shall be necessary if all the directors in offices are present or if those absent waive notice of or otherwise consent to such meeting being held.

3.09
Remuneration and Expenses - Subject to any unanimous shareholder agreement, the directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for traveling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director form serving the Corporation in any other capacity and receiving remuneration therefor.

3.10
First Meeting of the Board - Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected

3.11
Regular Meetings - The board may appoint a day or days in any month or months for regular meetings at a place and hour to be named. A copy of any resolution of the board fixing the place and time of regular meetings of the board shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting.

3.12
Chairman - The chairman of the board, if such an officer has been elected and is present, otherwise the president, or in his absence, a vice-president who is a director, shall be chairman of any meeting of the board. If no such officer is present, the directors present shall choose one of their number to be chairman.

3.13 - Votes to Govern - At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chairman of the meeting shall be entitled to a second or casting vote.

3.14
Declaration of Interest - Every director or officer of the Corporations who is a party to a material contract or transaction or proposed material contact or transaction with the Corporation, or is a director or an officer of, or has a material interest in, any person who is a party to a material contract or transaction or proposed material contract or transaction with the Corporation, shall disclose in writing to the Corporation or request to have entered in the minutes of the meeting of directors the nature and extent of his interest. All such disclosures shall be made at the time required by the applicable provisions of the Act and such directors shall refrain from voting in respect of any such contract or transaction unless otherwise permitted by the Act.

3.15
Avoidance Standard - If a material contract is made or a material transaction is entered into between the Corporation and a director or officer of the Corporation or between the Corporation and any other person of which a director of officer of the Corporation is director or officer or in which he has a material interest, the director or officer is not accountable to the Corporation or its shareholders for any profit or gain realized from the contract or transaction and the contract or transaction is neither void nor voidable, by reasons only of that relationship or by reason only that the director is present at or is counted to determine the presence of a quorum at the meeting of directors that authorized the contract or transaction, if the director or officer disclosed his interest as hereinbefore provided and the contract or transaction was reasonable and fair to the Corporation at the time it was so approved. A director or officer acting honestly and in good faith is not accountable to the Corporation or to its shareholders for any profit or gain realized from any such contract or transaction by reason only of his holding the office of director or officer and the contract or transaction, if it was reasonable and fair tot the Corporation at the time it was approved, is not by reason only of the director's or officer's interests therein void or voidable where the contract or transaction is confirmed or approved by special resolution at a meeting of the shareholders duly called for that propose and the nature and extent of the director's or officer's interest in the contract or transaction is disclosed in reasonable detail in the notice calling the meeting.

3.16
Transaction of Business by Signature - A resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of directors or a committee of directors, is as valid as if it had been passed at a meeting of directors or a committee of directors.

3.17
Financial Assistance - The Corporation or any corporation with which it is affiliated, shall not, directly or indirectly, give financial assistance by means of a loan, guarantee or otherwise, to any shareholder, director, officer or employee of the Corporation or affiliated Corporation or to an associate of any such person for any purpose, or to any person for the purpose of or in connection with the purchase of a share of a security convertible into or exchangeable for a share, issued or to be issued by the Corporation or affiliated corporation, where there are reasonable grounds for believing that the Corporation is or after giving the financial assistance would be unable to pay its liabilities as they become due or the realizable value of the Corporation's assets, excluding the amount of any financial assistance in the form of a loan and in the form of any secured guarantee, after giving the financial assistance, would be less than the aggregate of the Corporation's liabilities and stated capital of all classes. The Corporation may give financial assistance by means of a loan, guarantee or otherwise, to any person in the ordinary course of business if the lending of money is part of the ordinary business of the Corporation; to any person on account of expenditures incurred or to be incurred on behalf of the Corporation; or to employees of the Corporation or any of its affiliates, to enable or assist them to purchase or erect living accommodation for their own occupation, or in accordance with a plan for the purchase of shares of the Corporation or annul of its affiliates.

                                  SECTION FOUR
                                   COMMITTEES

4.01
Executive Committee - The board may elect from among its number an executive committee, the majority of which shall be resident Canadians, to be composed of one or more directors, which committee may exercise all the powers of the board, subject to any restrictions contained in the Act. If the executive committee consists of only one member, that member shall be designated as the "Managing Director".

4.02
Audit Committee - The board shall elect annually form among its number an audit committee to be composed of not fewer than three (3) directors of whom a majority shall not be officers or employees of the Corporation or an affiliated of the Corporation. The audit committee shall have the powers and duties provided in the Act.

4.03
Advisory Committee - The board may form time to time elect or appoint such other committees as it may deem advisable, but the functions of any such other committees shall be advisory only.

4.04
Procedure - Unless otherwise ordered by the board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

4.05
Place of Meetings - Meetings of any committee of the board may be held at the registered office of the Corporation or at any other place within or outside Ontario.

                                  SECTION FIVE
                                    OFFICERS

5.01
Appointed Officers - The directors of the Corporation may from time to time designate the offices of the Corporation, appoint officers, specify their duties and, subject to the Act, delegate to them the powers to manage the business and affairs of the Corporation.
A director may be appointed to any office of the Corporation and two or more offices of the Corporation may be held by the same person. In the absence of a written agreement to the contrary, the board may remove at its pleasure any officer of the Corporation. The terms of employment and remuneration of any officer so appointed by it shall be settled from time to time by the board. Unless otherwise from time to time specified by the board, the offices of the Corporation, if so designated, and the officers so appointed shall have the following duties and powers.

5.02
Chairman of the Board - The chairman of the board shall, if present, preside at all meetings of the board and at all meetings of the shareholders. In addition, the board may assign to him any of the powers and duties that are by any provisions of this by-law assigned to the president and he shall have such other powers and duties as the board may prescribe. During the absence or disability of the chairman of the board, the president shall assume all his powers and duties.

5.03
President - The president shall be the chief executive officer of the Corporation and, subject to the authority of the board, shall have general supervision of the affairs and business of the Corporation. Except when he board has appointed a general manager, the president shall also have the powers and be charged with the duties of that office. The president may, but need not be, a director of the Corporation.

5.04
Vice-President- During the absence or disability of the president, his duties shall be performed and his powers exercised by the vice-president or, if there are more than one, by the vice-president designated from time to time by the board or the president. A vice-president shall have such other powers and duties as the board or the president may prescribe.

5.05
Secretary - The secretary, if requested, shall attend and bet he secretary of all meetings of the board, shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; he shall give or cause to be given, as and when instructed, all notices to directors, shareholders, auditors and members of committees of the board; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, record, documents and instruments belonging to the Corporation except when some there officer of agent has been appointed for that purpose; and he shall have such other duties as the board or the president may prescribe.

5.05
General Manager - If appointed, the general manager shall have such duties as the board may prescribe.

5.06
Secretary - The secretary, if requested, shall attend and bet he secretary of all meetings of the board, shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; he shall give or cause to be given, as and when instructed, all notices to directors, shareholders, auditors and members of committees of the board; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, record, documents and instruments belonging to the Corporation except when some there officer of agent has been appointed for that purpose; and he shall have such other duties as the board or the president may prescribe.

5.07
Treasurer - The treasure shall keep proper accounting records in compliance with the Act and, under the direction of the board, shall control the deposit of money, the safekeeping of securities and the disbursement of funds of the Corporation, he shall render to the board whenever required an account of all his transactions as treasurer and of the financial position of the Corporation; and he shall have such other duties as the board or the president may prescribe.

5.08
Duties of Other Officers - The duties of all other officers of the Corporation shall be such as the terms of their engagement call for or as the board or the president may prescribe. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the president otherwise directs.

5.09
Variation of Duties - From time to time the board may vary, add to or limit the powers and duties of any officer.

5.10
Agents and Attorneys - The board shall have the power form time to time to appoint agents or attorneys for the Corporation in or out of Canada with such powers of management or otherwise (including the power to sub-delegate) as it may be thought fit.

5.11
Fidelity Bonds - The board may require such officers, employees and agents of the Corporation as the board deemed advisable to furnish bonds for the faithful discarge of their duties, in such form and with such surety as the board may from time to time prescribe.


                                   SECTION SIX
            STANDARD OF CARE AND PROTECTION OF DIRECTORS AND OFFICERS

6.01
Standard of Care - Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation, and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Every director and officer oft he Corporation shall comply with the Act, the regulations, articles and by-laws of the Corporation.

6.02
Indemnity of Directors and Officers - The Corporation shall indemnify the directors and officers of the Corporation, former directors and officers of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation of body corporate and with the approval of the court in respect of an action by or on behalf of the body corporate to procure a judgment in its favour to which he is made a party by reason of being or having been a director or officer of the Corporation or body corporate and with the approval of the court in respect of an action by or on behalf of the Corporation or body corporate to procure a judgment in its favour to which he is made a party by reason of being or having been a director or officer of the Corporation or body corporate against all costs, charges and expenses reasonably incurred by him in connection with such action, if he acted honestly and in good faith with a view to the best interests of the Corporation and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

6.03
Insurance for Directors and Officers - The Corporation may purchase and maintain insurance for the benefit of the directors or officers of the Corporation, former directors or officers of the Corporation or persons who act or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor and his heirs and legal representatives against any liability incurred by him, in his capacity as a director or officer of the Corporation, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the Corporation; or in his capacity as a director or officer of another body corporate where he acts or acted in that capacity at the Corporation's request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.

                                  SECTION SEVEN
                                   SECURITIES

7.01
Allotment - The board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation, including any shares created by articles of amendment increasing or otherwise varying the capital of the Corporation, in such a manner and to such persons or class of persons as the board shall by resolution determine, provided by the Act.

7.02
Payment of Commission - The directors may authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation fro the Corporation of fro any other person, or procuring agreeing to procure purchasers for such shares.

7.03
Security Certificates - Every security holder including every shareholder shall be entitled, in the case of initial issuance without payment and in the case of any subsequent transfer upon payment of a fee of nor more than three dollars ($3.00) to a security certificate in respect of the securities held by him or to a non-transferable written acknowledgement of his right to obtain a security certificate from the Corporation in respect of the securities of the Corporation held by him. Security certificates shall be in such a form or forms as the board shall from time to time approve. Unless otherwise ordered by the board, they shall be singed by the president or a vice-president and by the secretary or an assistant secretary and need not be under the corporate seal; provided that certificates representing securities in respect of which a transfer agent and registrar (which term shall include a branch transfer agent or registrar) or trustee have been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and registrar or trustee. If authorized by resolution of the board, the corporate seal of the Corporation and the signature of one of the signing officers, or in the case of security certificates representing securities in respect of which a transfer agent and registrar or trustee have been appointed, the signatures of both signing officers may be printed, engraved, lithographed, or otherwise mechanically reproduced in facsimile upon security certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be valid notwithstanding that one or both of the officers whose signature (whether manual or facsimile) appears thereon no longer holds office at ten date of issue or delivery of the certificate.

7.04
Replacement of Security Certificates - The board may by resolution prescribe, either generally or in a particular case, reasonable conditions upon which a new security certificate may be issued in lieu of and upon cancellation of the security certificate which has become multi-layered or in substitution for a certificate which has been lost, stolen or destroyed.

7.05
Central and Branch Registers - The Corporation shall maintain a central securities register and a central register of transfers at its registered office or at any other place in Ontario designated by the directors and one or more branch securities register and register of transfers at such offices of the Corporation or other places either within or outside Ontario as designated by the directors. The board may from time to time by resolution appoint a registrar, trustee or other agent to keep the register of transfers and may also designate from time to time branch securities registers and branch registers of transfers. A registrar, trustee, transfer agent or other agent may but need not be the same person.

7.06
Transfer of Securities - Transfers of securities of the Corporation shall be registrable on the register of transfers or on one of the branch registers of transfers (if any) kept by or for the Corporation in respect hereof upon surrender of the security endorsed by the appropriate person together with such reasonable assurance as the Corporation shall require and subject to the other provision of the Act relation to transfers and the restrictions on transfer set forth in the articles of the Corporation.

7.07
Dealings with Registered Holder - Subject to the provisions of the Act, the Corporation and any trustee appointed in respect of a security may treat the registered holder of a security as a person exclusively entitled to vote, to receive notices, to receive any interest, divided or other payments in respect of the security, and otherwise to exercise all the rights and powers of a holder of the security and is not required to inquired into the existence of, or see to the performance or observance of any duty owed to a third person by a registered holder of any of its securities or by anyone whom it treats, as permitted or required by the Act, as the owner or registered holder thereof.

                                  SECITON EIGHT
                              DIVIDENDS AND RIGHTS

8.01
Dividends - Subject to the provisions of the Act and the articles, the board may from time to time declare evident in cash, securities of the Corporation or in specie to the shareholders according to their respective rights and interests in the Corporation.

8.02
Dividend Cheques - A dividend payable in cash shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by ordinary mail, postage prepaid, to such registered holder at his address appearing on the securities register, unless such holder otherwise directs. In the case of joint holders, the cheque shall, unless otherwise direct, be made payable to the order of all of such joint holders and mailed to them at the address appearing on the securities register in respect of such joint holding, or the first address so appearing if there are more than one. The mailing of such cheque as aforesaid, unless the same be not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

8.03
Non-Receipt of Cheques - In the event of non-receipt of any dividend cheque by the person to whom it is sent aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipts and of title as the board may from time to time prescribe, where generally or in any particular case.

8.04
Unclaimed Dividends - Any dividend unclaimed after a period of six (6) years from the date on which the same has or had been declared to be payable shall be forfeited and shall revert to the Corporation.

                                  SECTION NINE
                                  SHAREHOLDERS

9.01
Annual Meetings - The annual meeting of shareholders shall, subject to the articles, be held at such place in or outside Ontario as the directors may determine for the propose of hearing and receiving the reports and statements required by the Act to be read and laid before the shareholders at any annual meeting, electing directors, reappointing, if necessary, the incumbent auditor and fixing or authorizing the board to fix his remuneration. No other business shall be transacted at an annual meeting of shareholder unless such meeting is also properly constituted as a special meeting of shareholders.

9.02
Special Meetings - The directors of the Corporation may at any time and from time to time call a special meeting of shareholders of the Corporation to be held at such time and at such place in or outside Ontario as the directors determine.

9.03
Notices - No public notice or advertisement of any meeting of shareholders shall be required, but notice of the time and place of each such meeting shall be given not less than twenty-one (21) days nor more than fifty (50) days before the day on which the meeting is to be held, to the auditor, if any, the directors and to each shareholder entitled to vote at the meeting. Notice of a special meeting of shareholders shall state of be accompanied by a statement of the nature of that special state or be accompanied by a statement of the nature of that special business in sufficient detail to permit the nature of that special business in sufficient detail to permit the shareholder to form a reasonable judgment thereon and the text of any special resolution or by-law to be submitted to the meeting. A meeting of shareholders may be held at any time without notice if all the shareholders entitled to vote thereat are present or represented by proxy and do not object to the holding of the meeting or those not present or represented by a proxy have waived notice and if the auditor, if any, is present or has waived notice.

9.04
Reports to Shareholders - A copy of the financial statements for the period that began immediately after the end of the last completed financial year and ended not more than six (6) months before the annual meeting, a copy of the auditor's report, if any, and any further information respecting the financial position of the Corporation and the results of its operations required by the articles of the by-laws shall be sent to each shareholder not less than twenty-one (21) days before each annual meeting of shareholders or before the transaction of the annual business of the Corporation pursuant to paragraph 9.17 hereof, except to shareholders who have informed the Corporation in writing that they do not wish to receive a copy of these documents.

9.05
Persons Entitled to be Present - Persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat, the auditor, if any, of the Corporation, the directors of the Corporation and others who although not entitled to vote are entitled or required under the provisions of the Act of by-laws of the Corporations to be present at the meeting. Any other person may be admitted only on the invitations of the chairman of the meeting or with the consent of the meeting.

9.06
Record Date - The directors may fix in advance a date preceding by not more than fifty (50) days or by less than twenty-one (21) days a record date for the determination of persons entitled to receive notice of a meeting of shareholders and notice of such record date shall be given not less than seven (7) days before the date so fixed by advertisement and by notice to Canadian stock exchanges as provided in the Act. The directors may also fix in advance the date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend, entitled to participated in a liquidation or distribution, or for any other purpose except the right to receive notice of or to vote at a meeting which such record date shall not precede by more than fifty
(50) days the date on which such particular action is to be taken and notice thereof shall be given as hereinbefore provided.

9.07
Quorum - Two (2) persons present in person each entitled t vote thereat and holding or representing the holders of one-fifth of the issued shared of the Corporation shall constitute a quorum for the transaction of business at any meeting of shareholders.

9.08
Right to Vote - At each meeting of shareholders every shareholder shall be entitled to vote who is entered on the books of the Corporation as a holder of one or more shares carrying the right to vote as such meeting in accordance with a shareholder list which, in the case of a record date shall be prepared not later than ten (10) days after such record date and where there is no record date at the close of business on the date immediately preceding the date on which notice is given or where not notice is given on the date on which the meeting is held. Where a person has transferred any of his shard after the date on which the list hereinbefore referred to was prepared and the transferee produces satisfactory evidence in accordance with the provisions of the Act not later than ten (10) days before the meeting that such person owns shares in the Corporation such transferee is entitled to vote his shared at the meeting. Where a share or shares have been mortgaged or hypothecated, the person who mortgaged or hypothecated such share or shares (or his proxy) may nevertheless represent the shares at meetings an vote in respect thereof unless in the instrument creating the mortgage or hypothec to vote thereon, in which case such holder (or his proxy) may attend meetings to vote in respect of such shares upon filing with the secretary of the meeting sufficient proof of the terms and such instrument.

9.09
Proxies - Every person entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxy holder or one or more alternate proxy holders, who need not be shareholders, as his nominee to attend and act at the meeting in the manner, to the extent and with the authority conferred by the proxy. The instrument appointing a proxy shall be executed by the person or his attorney authorized in writing or, if the person is a body corporate, by an officer thereof or attorney thereof, or attorney thereof duly authorized and shall cease to be valid after the expiration of one (1) year from the date hereof. The instruments appointing a proxy shall comply with the provisions of the Act and regulations thereto and shall be deposited with the secretary of the meeting before any vote is case under its authority, or at such earlier time and in such manner as the board may prescribe in accordance with the Act.

9.10
Joint Shareholders - Where two or more persons hold shares jointly, one of those holders present at a meeting of shareholders may in the absence of the others vote the shares, but if two or mores of those persons are present, in person or by proxy, they shall vote as one, the shares jointly held by them.

9.11
Chairman, Secretary and Scrutineers - The chairman of the board, if such an officer has been appointed and is present, or in his absence, the president, otherwise a vice-president who is a shareholder of the Corporation shall by chairman of any meeting of shareholders. If no such officer is present within fifteen (15) minutes from the time fixed for holding the meeting, the person present and entitled to vote shall choose one of their number to be chairman. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

9.12
Votes to Govern - At all meetings of shareholders every question shall, unless otherwise required by the articles or by-laws of the Corporation or by the Act, be decided by the majority of votes duly case on the question.

9.13
Show of Hands - At all meetings of shareholders every question shall be decided by a show of hands unless a poll thereon be required by the chairman or be demanded by any shareholder present in person or represented by proxy and entitled to vote. Upon a show of hands every person present and entitled to vote shall have one vote, except as provided in the Act. Before or after a show of hands has been taken upon any question the chairman may require or any shareholder present in person or represented by proxy and entitled to vote may demand a poll thereon. Whenever a vote by show of hands shall have been taken upon a question, unless a poll thereon be so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the proceedings at the meeting shall be prima facie evidence of the fact without proof of the number of proportions of the votes recorded in favour of our against any resolution or other proceedings in respect of the said question, and the result of the vote so taken shall be the decision of the Corporation in annual or special meeting, as the case may be, upon the question. A demand for a poll may be withdrawn at any time prior to the take of the poll.

9.14
Polls - If a poll is required by the chairman of the meeting or is duly demanded by any shareholder and the demand is not withdrawn, a poll upon the question shall be taken in such a manner as the chairman of the meeting shall direct. Upon a poll each shareholder who is present in person or represented by proxy shall be entitled to one vote for each share in respect of which he is entitled to vote at the meetings and the result of the poll shall be the decision of the Corporation in annual or special meeting, as the case may be, upon the question.

9.15
Casting Vote - In case of an equality of votes at any meeting of shareholders, either upon a show of hands or upon a poll, the chairman of the meeting shall be entitled to a second or casting vote.

9.16
Adjournment - The chairman of the meeting of shareholder may, with the consent of the meeting and subject to such conditions as the meeting may decide, or where otherwise permitted under the provisions of the Act, adjourns the meeting form time to time and from place to place.

9.17
Transaction of Business by Signature - Subject to the provisions of the Act, A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of shareholders and a resolution in writing dealing with all matters required by the Act to be dealt with at a meeting of shareholders and signed by all the shareholders entitled to vote at that meeting, satisfies all other requirements of the Act relating to that meeting of shareholders.

9.18

                                   SECTION TEN
                                     NOTICES

10.01
Method of Giving - Any notice, communication or other document to be given by the Corporation to a shareholder, director, officer or auditor of the Corporation under any of the provisions of the articles or by-laws or the Act shall be sufficiently given if sent to such shareholder, director, officer or auditor by prepaid mail addressed to. or may be delivered personally to, a shareholder at his last address as shone on the records of the Corporation or in the case of a director or officer in the most recent notice filed under the Corporations Information Act, whichever is the more current. A notice or document sent by prepaid mail as hereinbefore provided to a shareholder, director, officer or auditor of the Corporation shall be deemed to be received by the addressee on he fifth (5th) day after mailing. Where the Corporation sends a notice or document to a shareholder by prepaid mail as hereinbefore provided and notice of document is returned on three (3) consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notices or documents tot he shareholder until he informs the corporation in writing of his new address. The secretary may change or cause to be changed the recorded address of the shareholder, director, officer or auditor in accordance with any information believed by him to be reliable.

10.02
Computation of Time - In computing the date when notice must be given under any provision of the articles or by-laws requiring a specified number of days notice of any meeting or other event, the date of giving the notice shall be excluded and the date oft he meeting or other event shall be included.

10.3
Omissions and Errors - The accidental omission to give any notice to any shareholder, director, officer of audition or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice of otherwise founded thereon.

10.04
Notice to Joint Shareholders - All notices with respect to any shares registered in more than one name may, if more than one address appears on the books of the Corporation in respect of such joint holding, given such joint shareholder at the first address so appearing, and notice so given shall be sufficient notice to all the holders of such shares.

10.05
Persons Entitled by Death or Operation of Law - Every person who by operation of law, transfer, death of a shareholder or by any means whatsoever, shall become entitled to any share or shares, shall be bound by every notice in respect of such share or shares which shall have been duly given to the person form whom he derives his title to such share or shares, prior to his name and address being entered on the books of the Corporation (whether it be before or after the happening of the event upon which he became entitled.

10.06
Waiver of Notice - Where a notice or document is required by the Act, or the article or by-laws of ten Corporation to be sent, the notice may be waived or the time for sending the notice of document may be waived or abridged at any time with the consent in writing of the person entitled thereto.

                                 SECTION ELEVEN
                                 EFFECTIVE DATE

11.01
Effective  Date  -  This  by-law  shall  come in force when passed by the board.

11.02
Repeal - All prior by-laws of the Corporation are repealed from and after the passing of this by-law by the directors. Such repeal shall not affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under or the validity of any contract or agreement made pursuant to any such by-law prior to its repeal. All officers and persons acting under any by-law so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions with continuing effect of the board, shareholders or committees of the board passed under any repealed by-law shall continue to be good and valid except to the extent inconsistent with this by-law and until amended or repealed.

PASSED  this  14  day  of  September,  1987

WITNESS  the  corporate  seal  of  the  Corporation.